Exhibit 99.1

Point Therapeutics to Present at CIBC World Markets Annual Biotechnology & Specialty Pharmaceuticals Conference

    BOSTON--(BUSINESS WIRE)--March 29, 2006--Point Therapeutics, Inc. (NASDAQ:POTP) announced that Don Kiepert, President and CEO, will present at the CIBC World Markets Annual Biotechnology & Specialty Pharmaceuticals Conference on Wednesday, April 5, 2006 at 10:00 a.m. ET at the Millennium Broadway Hotel in New York City. Mr. Kiepert will review key research and development accomplishments and discuss upcoming corporate initiatives. A live Web cast of the presentation will be available on the Company's Web site, www.pther.com at 10:00 a.m. ET, April 5, 2006.

    About Point Therapeutics, Inc.:

    Point is a Boston-based biopharmaceutical company developing a portfolio of dipeptidyl peptidase (DPP) inhibitors for use in cancer, type 2 diabetes and as vaccine adjuvants. Point is currently studying its lead product candidate, talabostat, in two Phase 3 trials in non-small cell lung cancer. Point is also studying talabostat in several Phase 2 trials, including as a single-agent in metastatic melanoma, in combination with cisplatin in metastatic melanoma, in combination with rituximab in advanced chronic lymphocytic leukemia, and in combination with gemcitabine in metastatic pancreatic cancer. In addition, Point's portfolio includes two other DPP inhibitors in preclinical development--PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant.
    Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements with respect to the company's clinical development programs and the timing of initiation and completion of its clinical trials. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believes," "feels," "expects," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including the risk factors described in Point's quarterly report on Form 10-K for the year ended December 31, 2005 and from time to time in Point's periodic and other reports filed with the Securities and Exchange Commission.

    CONTACT: Point Therapeutics, Inc.
             Sarah Cavanaugh, 617-933-7508